Exhibit 99.1

Longhai Steel Inc. Announces Change of Auditor to Marcum Bernstein & Pinchuk LLP

XINGTAI CITY, China, January 20, 2012 -- Longhai Steel Inc. ("Longhai," OTC Bulletin Board: LGHS), a producer of high quality steel wire products in the People's Republic of China, today announced that the Company has appointed Marcum Bernstein & Pinchuk LLP ("MBP") as its independent registered public accounting firm, replacing MaloneBailey, LLP. MBP will provide services beginning with the annual audit for the 2011 fiscal year. The Company's decision to change auditors was not due to any disagreement between the Company and its former auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Marcum Bernstein & Pinchuk LLP, an independent public accounting firm, is an international group of professionals providing audit and assurance, tax and transaction advisory services. The firm represents public and private companies in a wide variety of industries internationally. Its history dates back to 1951, which includes over 10 years of serving clients based in China.

"We thank the team at MaloneBailey, LLP for their work as Longhai's independent registered accounting firm," commented Mr. Wang Chaojun, Chairman of Longhai. "At this time, given our current growth strategy and expansion plans going forward, we believe that Marcum Bernstein & Pinchuk LLP is the best fit for the Company."

About Longhai Steel Inc.

Longhai Steel Inc., is a leading producer of high-quality steel wire. Downstream manufacturers process Longhai 's wire into screws, nails, and wire mesh used to reinforce concrete and for fencing. Longhai’s newly opened second production line also produces higher quality steel wire for specialized applications such as steel wire rope, steel strand, steel belted radial tires, and steel welding rod. All of its sales are delivered in China. Longhai competes using advanced production equipment and process technology, high product quality, fast order fill, and competitive prices. Its rolling and drawing facilities are among the most advanced in the world.

Safe harbor statement

Certain statements in this news release are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. These forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "estimates," "expect," "future," "intends," "may," "plans," "should," "will," and similar statements.

The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding China's economic growth, general industry conditions including local supply and price of wire, environmental risks, Longhai 's business or growth strategy, the success of Longhai 's investments, risks, and uncertainties regarding fluctuations in earnings, its ability to sustain its previous levels of profitability including its ability to manage growth, intense competition, wage increases in China, its ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, its ability to successfully complete and integrate potential acquisitions, withdrawal of governmental financial incentives, political instability and regional conflicts, and legal restrictions on raising capital or acquiring companies outside China. Although Longhai believes that its expectations stated in this press release are based on reasonable assumptions, actual results may differ from those projected in the forward-looking statements. Although these expectations and the factors influencing them will likely change, we are under no obligation to inform you if they do. These and additional risks that could affect Longhai 's future operating and financial results are more fully described in its filings with U.S. Securities and Exchange Commission. These filings are available at www.sec.gov.

Longhai may, from time to time, make additional written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q, and 8-K, in its annual report to shareholders, in news releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Longhai does not undertake to update any forward-looking statements that may be made from time to time by or on its behalf, except as required by law.

For more information, please contact:

Longhai Steel Inc.

Steven Ross (English)
Telephone: 949-720-1265
sross@longhaisteelinc.com

Cindy Han (English and Chinese)
Telephone: +86-139-3099-8773
dhan2625@163.com